As filed with the Securities and Exchange Commission on July 16, 2021
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NORTHWESTERN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0172280 (I.R.S. Employer Identification No.)
3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Heather H. Grahame
Vice President and General Counsel
NorthWestern Corporation
208 N. Montana Ave., Suite 205
Helena, MT 59601
(406) 443-5658
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Joseph Jones Day 77 West Wacker Drive Chicago, Illinois 60601 (312) 782-3939
____________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement
____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
    Large accelerated filer     ☒                    Accelerated filer      ☐
    Non-accelerated filer ☐                    Smaller reporting company ☐
    (Do not check if a smaller reporting company)                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.01 par value per share	500,000	$62.00	$31,000,000	$3,382
(1)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the Common Stock as quoted on the Nasdaq Stock Market LLC on July 15, 2021.

PROSPECTUS
DIVIDEND REINVESTMENT
AND DIRECT STOCK PURCHASE PLAN
500,000 Shares of Common Stock, $0.01 Par Value
NorthWestern Corporation's Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) provides a simple and convenient way to invest in shares of common stock, par value $0.01 per share (the “Common Stock”), of NorthWestern Corporation (the “Company”) without incurring brokerage commissions or service charges. Participation in the Plan is open to all interested investors, regardless of whether they already are shareholders of the Company.
Participants in the Plan may:
•Buy shares of Common Stock conveniently and economically
•Elect to reinvest cash dividends in additional shares of Common Stock
•Deposit Common Stock certificates with the Plan Administrator for safekeeping
•Sell shares of Common Stock or transfer shares to other Plan participants
Participation in the Plan is strictly voluntary. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, when, as and if declared. Participants in the Plan may terminate their participation at any time.
The Common Stock is quoted on the Nasdaq Stock Market LLC under the ticker symbol “NWE.” The last reported sale price of the Common Stock on July 15, 2021, was $62.81 per share.
Investing in the Common Stock involves risk. See “Risk Factors” on page 2.
________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 16, 2021.

4

SUMMARY
ENROLLMENT. To enroll in the Plan, you must complete and sign an Enrollment Form and return it to the Plan Administrator. You may also enroll online at www.computershare.com/investor. If you are not already a record holder of Common Stock, you must become one at the time of enrollment by purchasing at least $250 and no more than $100,000 of Common Stock through the Plan.
PLAN ACCOUNTS. Shares of Common Stock held in the Plan (whether purchased through cash contributions, acquired through dividend reinvestment, deposited for safekeeping or otherwise) will be reflected in book-entry form in an account in the participant's name (“Plan Account”).
DIVIDEND REINVESTMENT. You may elect to reinvest cash dividends on all, some or none of your shares. Cash dividends paid on shares as to which you elect reinvestment will be used to purchase additional shares of Common Stock, which will be added to your Plan Account. Cash dividends paid on shares as to which you do not elect reinvestment will be paid to you in cash.
SHARE PURCHASES. You may make your initial investment in the Company through the Plan at the time of enrollment, as described under “Enrollment” above. After you have enrolled in the Plan, you may purchase additional shares of Common Stock through the Plan in amounts of at least $100 per transaction. Purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan. Payment may be made by check or by automatic withdrawal from your bank account. All service fees, per share processing fees, or other service charges for purchases made under the Plan will be paid by the Company. However, such charges paid by the Company on your behalf will be reported to the Internal Revenue Service by the Company as income to you.
SAFEKEEPING. You may send your Common Stock certificates to the Plan Administrator for safekeeping . The shares represented by these certificates will be converted to book-entry shares held in your Plan Account. You may receive stock certificates for these and any other whole shares held in your Plan Account at any time, upon request and payment of a certificate issuance fee.
SELLING SHARES. You may direct the Plan Administrator to sell shares of Common Stock held in your Plan Account. You will be charged certain costs in connection with sales from your Plan Account. You will be charged a transaction fee for the administering of the sale and you will be charged for your share of expenses paid by the Company to third parties, such as broker's commissions, fees and transfer taxes.
TRANSFERRING SHARES. You may transfer shares from your Plan Account upon completion of a transfer request.
TRANSACTION FEES. You will be charged certain costs in connection with sales of shares from your Plan Account, issuing a certificate for your shares, and obtaining duplicate statements. All other Plan services are free to participants. However, if you invest in the Plan through automatic withdrawals from your bank, your bank may assess fees for electronic funds transfers.
STATEMENTS OF PLAN ACCOUNT. You will receive a quarterly statement showing all activity in your Plan Account, as well as your share balance. In addition, you will receive a transaction advice promptly after each purchase, sale, withdrawal, transfer or deposit of shares for your Plan Account. Each statement will contain a tear-off form that may be used for future Plan transactions.
THE PLAN ADMINISTRATOR. Computershare Trust Company, N.A. (“Computershare" or the "Plan Administrator”) is the administrator of the Plan. The Plan Administrator may be contacted at:
Northwestern Corporation
c/o Computershare
P.O. Box 505000
Louisville, KY 40233-5000
Telephone: 1 (800) 368-5948
Internet: www.computershare.com/investor

RISK FACTORS
An investment in our shares of Common Stock involves risk. Prior to making a decision about investing in our shares of Common Stock, you should carefully consider the risk factors and cautionary statements under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10‑Q filed subsequent thereto and other filings we make from time to time with the Securities and Exchange Commission (the "SEC"). Such factors could affect actual results and cause results to differ materially from those expressed or implied in forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
NORTHWESTERN CORPORATION
NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and/or natural gas to approximately 743,000 customers in Montana, South Dakota, Nebraska, and Yellowstone National Park. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.
Unless the context requires otherwise, references to “we,” “us,” “our,” “NorthWestern Corporation,” “NorthWestern Energy,” and “NorthWestern” refer specifically to NorthWestern Corporation and its subsidiaries.
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
The Company's Dividend Reinvestment and Direct Stock Purchase Plan consists in its entirety of the following questions and answers. The use of singular and masculine words in the Plan is for practical purposes only and should be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction.
INTRODUCTION
Purpose
1.     What is the purpose of the Plan?
The purpose of the Plan is to provide interested new investors and holders of record of Common Stock with a simple and convenient method of investing in the Company, through both new cash investments in Common Stock and reinvestment of cash dividends in additional shares of Common Stock, without the cost associated with normal brokerage transactions.
Advantages
2.     What advantages do I have if I participate in the Plan?
All service fees and per share processing fees in connection with purchases of Common Stock through the Plan are paid by the Company.
If you are not a holder of Common Stock, you may invest in Common Stock and become a Plan participant by making an initial investment through the Plan of at least $250 and no more than $100,000. Payment may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Computershare. You also may make your initial investment online at www.computershare.com/investor.

You may increase your investment in the Company by automatically reinvesting the cash dividends paid on all or part of your shares (whether or not held in your Plan Account) in additional shares of Common Stock.
You may receive cash dividends on all or part of your shares, including those held in your Plan Account.
You may make additional cash payments to purchase additional shares of Common Stock at any time in amounts of at least $100 by check or by automatic withdrawal from your bank account, regardless of whether dividends are being reinvested. Your purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan.
Shares held in your Plan Account are held in book-entry form, allowing you to avoid the cost and risk associated with the storage, loss, theft, or destruction of stock certificates. Nevertheless, you may receive stock certificates at any time, upon request and payment of a transaction fee in the amount required by Computershare from time to time.
You may use the Plan's safekeeping feature to hold in book-entry form any shares of Common Stock you own, whether or not purchased through the Plan.
Your recordkeeping is simplified because you will receive a statement of your Plan Account every quarter and a transaction advice after each purchase, sale, withdrawal, transfer, or deposit of shares for your Plan Account.
You may transfer shares by gift to another shareholder's Plan Account.
ADMINISTRATION
3.     How is the Plan administered?
Computershare Trust Company, N.A., will administer the Plan. As Plan Administrator, Computershare will act as agent for participants, process transaction requests, keep a continuing record of their Plan Accounts, send quarterly statements of account to participants, and perform other duties relating to the administration of the Plan. All open market purchases and sales of Common Stock for the Plan will be made through a registered broker-dealer selected by the Plan Administrator and independent of the Company (“Independent Broker”).
Written requests for address changes, general shareowner inquiries and Plan Transaction Requests should be sent to:
NorthWestern Corporation
c/o Computershare
P.O. Box 505000
Louisville, KY 40233-5000
Telephone: 1-800-368-5948
Internet: www.computershare.com/investor
PARTICIPATION
4.     Who is eligible to participate in the Plan?
Any interested investor, whether or not an existing shareholder of record or employee of the Company, is eligible to participate in the Plan.
5.     How do I enroll in the Plan?
If you are already a shareholder of record, you may enroll in the Plan by completing and signing an Enrollment Form and returning it to the Plan Administrator. If you are not currently a record holder of Common Stock, you will need to complete and sign an Enrollment Form and make an initial investment in Common Stock by enclosing with your Initial Enrollment Form a personal check, drawn from a U.S. bank in U.S. currency payable to Computershare. You may also enroll in the Plan as a registered shareholder by logging into your account at www.computershare.com/investor. If you are not currently a record holder of Common Stock you can enroll in the Plan and make your initial investment online at www.computershare.com/investor.
By enrolling, you appoint the Plan Administrator as your agent to receive and apply cash dividends on shares held in your Plan Account in accordance with your election (see Question 7) and to effect other transactions in your Plan Account as specified by you. You may access your Plan Account via the internet by logging in to your account at the Plan Administrator's website (www.computershare.com/investor). If you previously have not established an online account with the Plan Administrator, you may do so by following the instructions for online access at www.computershare.com/investor.
6.     May I participate if my shares are held for me in the name of my bank or broker?
If your shares are registered in the name of another person, such as your broker or a bank nominee, you must become a shareholder of record in your own name in order to participate in the Plan. You may become a shareholder of record either (a) by having your broker, bank or other fiduciary transfer the shares they own for your benefit into your own name or (b) by making an initial investment in Common Stock in your own name as described above in Question 5.
7.     What are my dividend options?
You have three options regarding cash dividends paid on shares held in your Plan Account:
•Full Dividend Reinvestment. You may elect to automatically reinvest cash dividends paid on all of the shares registered in your name and all shares held in your Plan Account in additional shares of Common Stock.
•Partial Dividend Reinvestment. You may elect the “Partial Dividend Reinvestment” option when enrolling by selecting the percentage of the total number of shares registered in your name and held in your Plan Account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares, and you will receive cash for the dividends on the remaining shares.
•Cash Dividends. You may elect to receive cash dividends paid on all of your shares registered in your name and held in your Plan Account.
Cash dividends will be paid by check via first class mail to your address of record. Alternatively, you may elect to have these dividends deposited directly in your bank account via electronic funds transfer by completing an “Authorization for Electronic Direct Deposit” form and returning it along with a voided check or deposit slip to the Plan Administrator. You may also elect direct deposit online by logging in to your account at the Plan Administrator's website www.computershare.com/investor. You may change your bank account at any time by delivering a new, valid Authorization for Electronic Direct Deposit form along with a voided check or deposit slip to the Plan Administrator or you may change it online. If the Plan Administrator is unable for any reason to process your direct deposit authorization, it will mail a check for the subject dividend via first class mail to your address of record.
8.     When will dividend reinvestment begin?
Reinvestment of dividends will begin on the dividend payment date following the first dividend record date after the Plan Administrator receives your request for dividend reinvestment. Record dates for dividend payments are usually on or around the middle of the months of March, June, September and December of each year.
OPTIONAL CASH PAYMENTS
9.     How can I make optional cash payments?
You may make optional cash payments to purchase additional shares of Common Stock under the Plan at any time by sending to the Plan Administrator an executed Enrollment Form, or the form provided as part of your quarterly account statement, along with your payment. You may elect to make optional cash payments at any time or from time to time, and there is no requirement to make them each month. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Computershare in an amount of at least $100. The Plan Administrator will not accept cash, traveler’s checks, money orders or third-party checks. Your purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan. Optional cash payments received by the Plan Administrator by noon of the business day before a Plan purchase period will be invested during that purchase period. You may also purchase additional shares through a one-time online bank debit (in U.S. dollars) from your U.S. bank account by submitting a request online at www.computershare.com/investor.
Alternatively, you may authorize scheduled automatic deductions from your U.S. bank account by submitting a request online at www.computershare.com/investor or by completing and returning a Direct Debit Authorization form to the Plan Administrator. Shares of Common Stock will be purchased for the Plan at least monthly, usually on the fifteenth day of the month or, if such day is not a business day, on the next business day. If you have authorized automatic withdrawals under the Plan, the Plan Administrator will withdraw the funds pursuant to your authorization on the tenth day of the month or, if such day is not a business day, on the next business day. A request to return any cash payment will be honored if the request is received by the Plan Administrator at least two business days prior to investment. Interest will not be paid on optional cash payments prior to investment by the Plan Administrator.
10.     How are payments with “insufficient funds” handled?
If an optional cash payment is made by a check or automatic withdrawal drawn on an account with insufficient funds or incorrect draft information, or the Plan Administrator otherwise does not receive the money, the requested purchase will be deemed void, the Plan Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds, and the Plan Administrator will charge you an insufficient funds fee, currently $35. The Plan Administrator may, at its discretion, sell such shares to satisfy any uncollected amounts, including the insufficient funds fee, or return such shares to the Company. If the net proceeds from any sale of such shares are insufficient to satisfy the balance due, including the insufficient funds fee, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.
EXPENSES RELATED TO PURCHASES
11.     Will I have any expenses in connection with the purchase of shares under the Plan?
No. You will not incur any expenses in connection with purchases of shares under the Plan. The Company will pay any and all expenses incurred in connection with such purchases, including per share processing fees and service fees. The only charges under the Plan are if you make a payment with insufficient funds (see Question 10), request a duplicate statement concerning your account (see Question 15), request a certificate concerning your shares (see Question 17), or choose to sell shares held in your Plan Account (see Question 22). We will not receive any of these fees. The Company will pay all other costs of establishing and administering the Plan. However, if you invest in the Plan through automatic withdrawal, your bank may charge a fee in connection with electronic funds transfers. Your bank will be able to tell you about any fees it charges.
PURCHASES AND PURCHASE PRICE
12.     How are shares purchased under the Plan?
Shares of Common Stock purchased for Plan participants may consist of shares acquired in the open market or authorized but unissued shares or treasury shares acquired directly from the Company, at the Company's sole discretion. Open market purchases will be made through an Independent Broker, who will purchase shares on the Nasdaq Stock Market LLC or in privately negotiated transactions. Such purchases will be made in accordance with all applicable requirements of law affecting the timing or manner of such transactions. These requirements may dictate that purchases be spread over several days, in order to invest all funds received with respect to a particular purchase or dividend payment date. No interest will be paid on optional cash payments or cash dividends held by the Plan Administrator or its broker pending investment.

13.     How is my purchase price determined?
The price of Common Stock purchased through the Plan will depend on whether the shares are acquired in the open market or directly from the Company. To determine the price per share of shares purchased in the open market (whether for optional cash purchases or dividend reinvestment) the Plan Administrator may combine your purchase requests with other purchase requests received from other participants and will generally batch purchase types (dividend and optional cash investments) for separate execution by the Plan Administrator’s broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments, or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the Agent’s broker on that particular Investment Date. The price of shares acquired directly from the Company with reinvested dividends will be the closing price of the Common Stock on the Nasdaq Stock Market LLC on the dividend payment date.
14.     How many shares will be purchased for me?
The number of shares of Common Stock to be purchased for you will depend on the amount of cash dividends being reinvested (if any), the amount of your optional cash payments (if any) and the purchase price per share for the applicable purchase date. Your account will be credited with that number of whole shares and fractional interests (computed up to the sixth decimal place) equal to the total amount to be invested divided by the purchase price, as determined in the manner set forth in Question 13.
REPORTS TO PARTICIPANTS
15.    What reports will I receive?
Whenever you purchase, sell, withdraw, or transfer shares through the Plan or deposit certificates into your Plan Account, you will promptly receive a transaction advice with the details of the transaction.
All shares that you hold or purchase through the Plan are recorded in your Plan Account. After each quarterly dividend reinvestment, you will receive a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased, the total number of book-entry shares in your Plan Account and the number of shares registered in your name (that is, held outside the Plan). The statement also will show all year-to-date account activity, including purchases, sales, certificate deposits, withdrawals, transfers, and dividends reinvested. This will enable you to review your complete Plan Account book-entry holdings at a glance.
On each quarterly statement and transaction advice, you will find information such as how to buy or sell shares through the Plan and where to call or write for additional information. If you require a duplicate statement, the Plan Administrator will provide you one upon payment of a duplicate statement fee (currently $10 per request for prior years). Statements also are available online by logging into your account at www.computershare.com/investor.
As a Plan participant, you will receive copies of all communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.
DIVIDENDS PAID ON SHARES HELD IN THE PLAN
16.     Will my account be credited with dividends on shares in the Plan?
Yes. The Company pays dividends, when, as, and if declared, to the record holders of all its shares of Common Stock. As the record holder for participants, the Plan Administrator will receive dividends on all shares held in the Plan on the record date. The Plan Administrator will credit those dividends to participants on the basis of full and fractional shares held in their Plan Accounts as of the record date. The Plan Administrator will either reinvest those dividends in additional shares or pay them to you in cash, depending on whether you have elected full dividend reinvestment, partial dividend reinvestment, or cash dividends on the shares in your Plan Account.

CERTIFICATES FOR SHARES
17.     Will certificates automatically be issued to me for shares of Common Stock purchased under the Plan?
No. Shares will be held in your Plan Account in book-entry form. This convenience protects against loss, theft, or destruction of your stock certificates. Certificates for shares of the Company's Common Stock purchased under the Plan will be issued to you only upon written or telephonic request or through the Internet at www.computershare.com/investor. The Plan Administrator will charge a certificate issuance fee (currently $25 per certificate if the request is made in writing, through the internet or by telephone through automated voice response system or $40 if requested through a customer service representative) in connection with each issued stock certificate.
As soon as practicable after receipt of your written request and your payment of the related fee, the Plan Administrator will issue certificates for any number of whole shares of Common Stock, up to the total number of whole shares then credited to your Plan Account. The form for requesting a certificate is included as a part of each quarterly account statement or may be obtained from the Plan Administrator. Any remaining whole shares and fractional interests in shares will continue to be credited to your Plan Account. Issuance of a stock certificate will not affect your dividend reinvestment election.
18.     If I request certificates for shares held in my Plan Account, in whose name will they be registered when issued?
A certificate for shares that had been held in your Plan Account will be registered in the name or names in which the Plan Account is maintained. Upon written request, certificates will be registered and issued in names other than the account name, provided that you meet the applicable legal requirements. The appropriate form for requesting issuance of a certificate in names other than the account names will be provided upon request to the Plan Administrator.
19.     May I deposit certificated shares in my account?
Yes. You may add certificated shares to your Plan Account at any time by sending the certificate(s) to the Plan Administrator, accompanied by a signed copy of the form provided as part of your quarterly account statement.
The Company recommends sending your certificates by registered mail, insured for 3% of the current market value of the shares. Do not endorse the certificates or complete the assignment section on the back of the certificates. All persons whose names appear on the certificates being deposited must sign the form. Upon receipt by the Plan Administrator of your certificates and signed form, the share balance in your Plan Account will be increased by the number of shares represented by the certificates, and the certificates will be canceled.
SALES AND SALES PRICE
20.     How may I sell shares held in my Plan Account?
You may request at any time that the Plan Administrator sell all or a specified number of the shares held in your Plan Account by one of the following methods.
Batch Order: A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by writing to the Plan Administrator. All sales requests received in writing will be submitted as batch order sales. The Plan Administrator will cause your shares to be sold in the open market within five business days of its receipt of your request. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose the Plan Administrator may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $15 and a processing fee of $0.12 per share sold.

Market Order: A market order is a request to sell shares promptly at the then current market price. You may request a market order sale only online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be canceled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-368-5948. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.
Day Limit Order: A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically canceled if the price is not met by the end of that day (or, for orders placed during after-market hours, the next trading day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be canceled. The order may be canceled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. There is a service fee of $25 and a processing fee of $0.12 per share sold for each Day Limit Order sale.
Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order (or any unexecuted portion thereof) is automatically canceled if the trading price is not met by the end of the order period. The order may be canceled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. There is a service fee of $25 and a processing fee of $0.12 per share sold for each GTC limit order sale.
General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15. All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled. Instructions sent to the plan administrator to sell shares are binding and may not be rescinded.
The ability to sell shares through the Plan is intended to be a convenience to Plan participants. If you find it more convenient or economical to sell shares through a broker of your choice, you may take your account statement to your broker who can assist you with the transaction.
21.     How and at what price will my shares be sold?
Shares sold through the Plan will normally be sold on the Nasdaq Stock Market LLC at the price prevailing in the market at the time of sale. Proceeds from the sale of the shares, less the Plan Administrator service fee and any related per share processing fees and transfer taxes, will be mailed to you as soon as practicable following the sale. Payment will be made by check payable to the name or names in which the Plan Account is registered.

EXPENSES RELATED TO SALES OR TRANSFERS
22.     Will I have any expenses in connection with the sale or transfer of shares through the Plan?
Yes. You will be required to pay a service fee (currently $25 per transaction, plus a processing fee of $0.12 per share sold or transferred) to the Plan Administrator in connection with each sales transaction, as well as any transfer taxes related to the transaction. Estimates of such brokerage commissions, fees, transfer taxes and charges may be obtained by contacting the Plan Administrator. There is no fee if you transfer shares from your Plan Account.
TERMINATION OF PARTICIPATION
23.     When and how may I close my Plan Account?
Participation in the Plan is entirely voluntary, and you may close your Plan Account at any time by using the form included with your quarterly account statement, by logging into your account at www.computershare.com/investor or by calling the Plan Administrator. As with all other requests regarding the Plan, all participants whose names appear on the account registration must sign the request to close the account.
If a termination notice is received near a dividend record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the terminating participant. If such dividends are reinvested, the Plan Administrator, will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed.
Upon termination of a participant's participation in the Plan, unless the participant has requested that some or all Plan shares be sold, the Plan Administrator will move the number of full shares in the participant's Plan account to a book-entry direct registration system account and mail a check, minus any service and processing fees, in the amount of the market value of any fractional share. If a participant so requests, the Plan Administrator will sell some or all Plan shares on behalf of the participant.
24.     What happens to my shares if I close my Plan Account?
Upon receipt by the Plan Administrator of your request to close your Plan Account, the Plan Administrator will move the number of full shares in your Plan account to a book-entry direct registration system account and send you a statement showing the number of whole shares then credited to your book-entry account.
The Plan Administrator will liquidate any fractional share in your Plan Account by aggregating it with fractional shares being sold on behalf of other Plan participants and selling the resulting whole shares on the open market and will send you a check for your share of the proceeds, less any related service and processing fees and transfer taxes. Once you close your Plan Account, all future cash dividends paid on shares of Common Stock registered in your name will be paid to you in cash.
If you so request, the Plan Administrator will sell all or some of the shares in your Plan Account on the open market and pay you the proceeds, less any service and processing fees and transfer taxes. The procedure for requesting sales of shares is explained in Questions 20 through 22 above. Sales of shares in the open market will be handled through an Independent Broker engaged for such purpose.
25.     May I discontinue dividend reinvestment without closing my Plan Account?
Yes. You may discontinue the reinvestment of your cash dividends on any or all of your shares of Common Stock at any time without closing your Plan Account by filling out an Enrollment Form or logging into your account at www.computershare.com/investor and changing your plan election.
26.     What happens if I sell or transfer all of my shares?
If you dispose of all shares of Common Stock registered in your name (that is, held outside the Plan), the Plan Administrator will, unless otherwise instructed, continue to reinvest the dividends on the shares credited to your Plan Account as long as there is at least one full share in your account. If there is less than one full share in your Plan

Account, the Plan Administrator will liquidate the fractional share as described in Question 24 and will send you a check for the proceeds, and the account will be closed.
FEDERAL INCOME TAX INFORMATION
27.    What are the U.S. federal income tax consequences of participation in the Plan?
The following is a brief summary of certain U.S. federal income tax consequences of participation in the Plan. It is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations issued thereunder, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. It does not purport to be a comprehensive description of the U.S. federal income tax consequences of participation in the Plan. This summary does not address all of the tax consequences that may be relevant to a participant in light of the participant's particular circumstances or to participants that are subject to special rules (including, for example, banks and other financial institutions, insurance companies, partnerships and other pass-through entities and investors therein, tax-exempt organizations, U.S. expatriates, brokers, dealers or traders in securities, U.S. participants whose functional currency is not the U.S. dollar, and participants who hold Common Stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment). Additionally, this summary does not apply to foreign participants, except as specifically indicated below in Question 28.
Reinvested Dividends. A participant in the Plan will be treated for U.S. federal income tax purposes as having received, on the related dividend payment date, a distribution in cash an amount equal to the fair market value on that date of the shares of Common Stock acquired with reinvested dividends. In addition, when shares of Common Stock are acquired through open market purchases, the distribution will also include an amount equal to the participant's allocable portion of any brokerage commissions and fees, if any, paid by Company. The distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that such distributions exceed our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your tax basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of such Common Stock. Dividends received by individuals and other non-corporate participants may be eligible for the preferential rates applicable to long-term capital gains if certain holding period and other requirements are met.
Subject to the discussion below regarding the “average basis method,” the tax basis of shares of Common Stock acquired with reinvested dividends will equal the fair market value of the shares on the related dividend payment date, plus, if shares are acquired through an open market purchase, the amount of any brokerage commissions and fees allocable to such shares. The holding period for shares of Common Stock will begin on the day following the related dividend payment date.
Optional Cash Payments. A participant who purchases shares of Common Stock with optional cash payments generally will not recognize any taxable income. However, in the case of shares of Common Stock purchased on the open market, participants will be treated for U.S. federal income tax purposes as having received a distribution from the Company in an amount equal to the participant's allocable portion of any brokerage commissions and fees paid by the Company. Subject to the discussion below regarding the “average basis method,” the tax basis of such shares generally will be the amount of the optional cash payment, increased by any brokerage commissions and fees treated as dividend income to the participant, and the holding period for such shares generally will begin on the date following the date on which such shares are credited to the participant's Plan Account.
Transferring Certificates to Plan Administrator. A participant will not realize any taxable income when the participant sends Common Stock certificates to the Plan Administrator to be deposited into the participant's Plan Account. A participant's tax basis and holding period for shares of Common Stock purchased outside the Plan and deposited in the participant's Plan Account will be the same as they would have been had the participant continued to hold those shares outside the Plan.
Receipt of Certificates. A participant will not realize any taxable income when the participant receives certificates for whole shares of Common Stock held in the participant's Plan Account, either upon request for certificates, or upon termination of participation or termination of the Plan by us.

Sale of Shares. A participant generally will recognize gain or loss when shares of Common Stock acquired under the Plan (including fractions of shares) are sold by the Plan Administrator at the participant's request or are sold after withdrawal from or termination of the Plan. Thus, a participant who receives, upon termination of participation or termination of the Plan by us, a cash adjustment for a fraction of a share credited to the participant's account may realize gain or loss with respect to such fraction. The amount of the gain or loss will be the difference between the amount which the participant receives for the shares of Common Stock (or fraction of a share) and the participant's tax basis therein. Such gain or loss generally will be capital gain or loss, and will be long-term or short-term depending on the holding period of the shares of Common Stock sold. The capital gain or loss will be long-term if the participant's holding period for shares of Common Stock is more than one year at the time of sale and will be short-term if the holding period is one year or less. A participant's holding period for shares of Common Stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to the participant's Plan Account. A whole share consisting of fractional shares purchased on different dates will have a split holding period with the holding period for each fractional component beginning on the day following the date the fractional share was credited to the participant's Plan Account. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Tax Basis Reporting; Average Basis Method. The Internal Revenue Service, pursuant to Treasury Regulations on broker reporting of sales of securities and on the cost basis of securities, now requires administrators of dividend reinvestment plans to retain and accurately report cost basis information to shareholders and to the Internal Revenue Service. Applicable Treasury Regulations generally allow taxpayers to elect to use the “average basis method” with respect to shares of stock acquired in connection with certain dividend reinvestment plans that require the reinvestment of at least 10% of every dividend. Because the Plan requires the reinvestment of at least 10% of dividends, a participant may elect to use the average basis method of determining such tax basis. Absent an election to the contrary, the Plan Administrator intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our Common Stock acquired by or for you under the Plan. You should consult your own tax advisors regarding the average basis method and the elections that are appropriate for you.
Medicare Tax. Certain U.S. participants that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. If you are a U.S. participant that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares acquired under the Plan.
28.     How are the withholding tax provisions, including backup withholding tax provisions, applied to participants, including foreign participants?
If a participant subject to U.S. federal backup withholding tax fails to provide certain U.S. federal income tax certifications in the manner required by law, distributions on shares of Common Stock and proceeds from the sale of shares (including fractional shares) held in the participant’s Plan account may be subject to U.S. federal backup withholding. If backup withholding is required for any reason, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid. Certain participants (including most corporations) are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a participant’s U.S. federal income tax liability and may entitle a participant to a refund, provided that the required information is furnished to the IRS on a timely basis.
If a foreign participant fails to provide certain U.S. federal income tax certifications establishing an exemption from U.S. federal income tax withholding in the manner required by law, the amount of tax required to be withheld will be deducted from the amount of such foreign participant’s reinvested dividends and only the remaining amount will be invested in Plan shares. Foreign participants should consult their own tax advisors regarding the applicability of U.S. federal income tax withholding to them and all other tax consequences to them under applicable tax laws and any applicable tax treaties.
Additionally, pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain new information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale or other disposition of any stock of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Withholding under FATCA generally will apply to payments of dividends on our Common Stock, although withholding will be deferred until January 1, 2019 for gross proceeds from dispositions of our Common Stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If withholding is required under FATCA, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid. Under certain circumstances, you might be eligible for refunds or credits of such taxes. Prospective participants should consult their tax advisors regarding the implications of FATCA on participation in the Plan.
In the case of any withholding described above, the amount of the tax withheld will be included in the participant’s distribution income for U.S. federal income tax purposes.
29.     Will I receive information needed for income tax purposes?
Yes. As a U.S. participant in the Plan, you will receive statements on a regular basis advising you of purchases and sales of shares of Common Stock. In addition, any distribution treated as a dividend (including from brokerage commissions and fees paid by the Company) will be reported on your year-end IRS Form 1099-DIV, which you should retain for income tax purposes. Furthermore, if, at your request, the Plan Administrator sells shares of Common Stock for you, the proceeds from the sale will be reported on IRS Form 1099-B.
30.     Should I obtain advice as to the income tax consequences of participation in the Plan?
Yes. The above tax information is provided only as a guide. You are advised to consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of participation in the Plan.
OTHER INFORMATION
31.     What happens if the Company issues a stock dividend or declares a stock split?
If the Company declares a stock dividend or stock split, the number of shares of Common Stock distributable with respect to all the shares of Common Stock that you own as of the record date will be credited to your Plan Account on the date the stock dividend or stock split is payable. This will include the additional shares distributable with respect to the shares credited to your Plan Account, as well as with respect to any shares registered in your name and held outside the Plan.
If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account.
32.    How will the shares in my Plan Account be voted?
The shares you hold as a participant in the Plan will be added to those shares, if any, which you hold of record so that you can vote all your shares. You will be furnished with appropriate forms and customary shareholder information (including proxy solicitation materials) for use in voting shares held under the Plan.
33.     What are the Company's responsibilities under the Plan?
If you choose to participate in the Plan, you should recognize that neither the Company nor the Plan Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan.
Neither the Company nor the Plan Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's Plan Account upon such participant's death or incompetence, the price at which shares are purchased or sold for the participant's Plan Account, the times when purchases or sales are made or fluctuations in the market value of Company Common Stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.
Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of the Company and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.
34.     Can I pledge shares credited to my account?
No. Shares in a Plan Account may not be pledged or otherwise encumbered unless withdrawn from the account.
35.     What personal information will I be required to furnish?
You must file with the Plan Administrator, in writing, or by logging in to your account at the Plan Administrator's website www.computershare.com/investor, your post office address, Social Security number and such documents, evidence or other information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. You should file address changes promptly to insure timely receipt of account statements.
36.    Can the Company change or discontinue the Plan in full or for participants with small accounts?
The Company reserves the right to suspend, terminate or modify the Plan at any time. Any such action will be announced to both participating and nonparticipating shareholders. In addition, the Company reserves the right to terminate participation for Plan Accounts less than $250 in value.
37.     Who interprets and regulates the Plan?
The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The terms and conditions of the Plan, including the Enrollment Form, and the operation of the Plan will be governed by South Dakota law.
38.     Who can I contact for more information regarding the Plan?
For information regarding the Plan or your Plan Account, forms used for transactions under the Plan, address changes, general shareowner inquiries and Plan Transaction Requests, you may contact the Plan Administrator as follows:
    NorthWestern Corporation
c/o Computershare
P.O. Box 505000
Louisville, KY 40233-5000
Telephone: 1-800-368-5948
Internet: www.computershare.com/investor
Be sure to include a reference to the Plan in your correspondence.
USE OF PROCEEDS
The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. Except to the extent shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock through the Plan. To the extent shares are purchased from the Company, the net proceeds from the sale of such shares will be added to the general funds of the Company and used for its general corporate purposes.

PLAN OF DISTRIBUTION
The shares of Common Stock being offered by this prospectus may consist of shares acquired in the open market or authorized but unissued shares or treasury shares acquired directly from the Company, at the Company's sole discretion. Open market purchases will be made through an Independent Broker, who will purchase shares on the Nasdaq Stock Market LLC or in privately negotiated transactions.
As of the date of this prospectus, shares of Common Stock purchased for participants under the Plan are purchased from authorized but unissued shares. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be our need to increase equity capital. If we do not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain our targeted capital structure, shares of Common Stock purchased for participants under the Plan will be purchased in the open market. we may not change our determination regarding the source of purchases of shares under the Plan more than once in any three-month period.
Persons who acquire shares of our Common Stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.
We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our Common Stock under the Plan. Participants will have to pay a transaction fee and a per share trading fee (which includes applicable brokerage fees and commissions) in connection with any voluntary sale of shares under the Plan.
DESCRIPTION OF COMMON STOCK
Our authorized capital stock includes 200 million shares of Common Stock. The description of the Common Stock contained in our filings with the SEC is incorporated by reference into this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of these descriptions. As of June 30, 2021, there were 51,560,013 shares of our Common Stock outstanding.
LEGAL MATTERS
The legality of the Common Stock of the Company offered hereby has been passed upon for the Company by Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation, who owns less than 1% of the outstanding Common Stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of NorthWestern Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference in this prospectus, relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as “anticipates," “may," “will," “should," “believes," “estimates," “expects," “intends," “plans," “predicts," “projects," “targets," “will likely result," “will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;
•the impact of extraordinary external events, such as the outbreak of the COVID-19 pandemic, on our liquidity, results of operations and financial condition;
•changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;
•unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;
•adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories; and
•other risk factors listed from time to time in the reports we file with the SEC.
We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent reports filed with the SEC.
From time to time, oral or written forward-looking statements are also included in our annual, quarterly and current reports and proxy statements filed with the SEC, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus, our annual, quarterly and current reports and proxy statements filed with the SEC and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions, which turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual, quarterly and current reports and proxy statements filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the Plan. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.
We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC's website (http://www.sec.gov) or on our website (http://www.northwesternenergy.com). However, the information on our website does not constitute a part of this prospectus.
We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which we already have filed with the SEC:
•Annual Report on Form 10-K for the year ended December 31, 2020;
•Quarterly Report on Form 10-Q for the period ended March 31, 2021;
•Current Reports on Form 8-K filed on February 10, 2021, February 12, 2021, February 17, 2021, April 1, 2021, April 22, 2021, April 23, 2021, and April 27, 2021;
•The description of our Common Stock contained in our Registration Statement on Form 8-A filed on September 30, 2020, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequently filed amendments or reports filed for the purpose of updating such description; and
•Any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; provided that we are not incorporating any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K unless specifically stated otherwise.
For information about the Plan or the Company, you should rely only on the information contained or incorporated by reference in this prospectus. The Company has not authorized anyone else to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate as of the date of the prospectus. This prospectus may be updated by means of supplemental or revised prospectuses and will be updated by the future filing of the Company's reports with the SEC, described above.
The Company will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus (but not exhibits to such documents, unless the exhibits themselves are specifically incorporated by reference in such documents) upon written or oral request. Requests should be directed to: Investor Relations, NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108, telephone number: 605-978-2900.

DIVIDEND REINVESTMENT AND
DIRECT STOCK PURCHASE PLAN
COMMON STOCK
$0.01 Par Value
________________
PROSPECTUS
________________
July 16, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The table below sets forth the costs and expenses to be incurred in connection with the securities being registered. All of the amounts are estimates except for the registration fee of the Securities and Exchange Commission.

Registration fee	$3,382
Printing expenses	5,000
Legal fees and expenses	10,000
Accounting fees and expenses	1,500
Miscellaneous	2,000
Total	$21,882
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation does contain provisions limiting the liability of the Company's officers and directors consistent with Section 102(b)(7) of the DGCL.
Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.
The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.
Indemnification Agreements
The Company currently has no indemnification agreements with any of its current directors or senior executives. In the past, the Company had indemnification agreements with certain of its then current directors and senior executives. The indemnification agreements generally require the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person's prior service to the Company as a director or manager, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the Company's best interests and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide that the Company will make an advance payment of expenses to such person who has entered into an indemnification agreement, if such person requests such advance payment of expenses related to attorney fees and/or court costs, in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.
Insurance
Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.
Item 16. Exhibits
(a)    The following are exhibits to this registration statement:

Exhibit Number	Description of Document
2.1(a)*	Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 1-10499).
2.1(b)*	Order Confirming the Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 1-10499).
3.1(a)*	Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated May 3, 2016 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated May 18, 2016, Commission File No. 1-10499).
3.2(a)*	Amended and Restated By-Laws of NorthWestern Corporation, dated May 12, 2016 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated May 18, 2016, Commission File No. 1-10499).
5.1**	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.
23.1**	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (included in Exhibit 5.1 hereto).
23.2**	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on signature page)
_______________________________
*    Incorporated by reference
**    Filed herewith
Item 17. Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided however, That:
A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i. If the registrant is relying on Rule 430B:
A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, NorthWestern Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, South Dakota, on July 16, 2021.

NORTHWESTERN CORPORATION

By:	/s/ Robert C. Rowe
Robert C. Rowe
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the persons in the capacities and on the dates indicated.
POWER OF ATTORNEY
We, the undersigned directors and/or officers of NorthWestern Corporation, hereby severally constitute and appoint Robert C. Rowe and Crystal D. Lail, and each of them with full power to act alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and revocation, for each of us and in our name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant unto such attorneys-in-fact and agents, and each of them, the full power and authority to do each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dana J. Dykhouse	Chair of the Board	July 16, 2021
Dana J. Dykhouse
/s/ Robert C. Rowe	Chief Executive Officer and Director	July 16, 2021
Robert C. Rowe	(Principal Executive Officer)
/s/ Crystal D. Lail	Vice President and Chief Financial Officer	July 16, 2021
Crystal D. Lail	(Principal Financial Officer)
/s/ Jeffrey B. Berzina	Controller	July 16, 2021
Jeffrey B. Berzina	(Principal Accounting Officer)
/s/ Anthony T. Clark	Director	July 16, 2021
Anthony T. Clark
/s/ Jan R. Horsfall	Director	July 16, 2021
Jan R. Horsfall
/s/ Britt E. Ide	Director	July 16, 2021
Britt E. Ide
/s/ Linda G. Sullivan	Director	July 16, 2021
Linda G. Sullivan
/s/ Mahvash Yazdi	Director	July 16, 2021
Mahvash Yazdi
/s/ Jeffrey W. Yingling	Director	July 16, 2021
Jeffrey W. Yingling